                                                                   EXHIBIT 10.22

                                SUPPLY AGREEMENT

     THIS SUPPLY AGREEMENT is entered into as of March 31, 2000 (the "Effective Date") by and between Endwave Corporation ("Buyer") and TRW Inc., acting through its Space and Electronics Group ("TRW").

     WHEREAS, Buyer desires to purchase, and TRW desires to provide, the Products as specified in Exhibit 1A to this Agreement and the parties desire to define the terms and conditions under which the same will be furnished.

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE 1
                            DEFINITIONS AND PRIORITY

1.1 DEFINITIONS: The following words and phrases shall have the meanings set forth below:


     AGREEMENT:          This Supply Agreement between TRW and Buyer including
                         the following Exhibits, attached hereto and made a part hereof:

                         EXHIBIT 1A:   List of Products
                         EXHIBIT 1B: List of Deliverables, Price, Quantity Commitments, Delivery Schedule and Buyer's Site


     CONTRACT PRICE:     Defined in Section 4.1.

     DELIVERY DATE(S):   Defined in Section 6.1.

     PRODUCTS:           The products described in Exhibit 1A to
                         be supplied by TRW.

     SITE: Buyer's facility or other location identified in Exhibit 1B as the destination to which transportation is to be arranged for deliverable items.

     TRW PLANT:          Each of the factories or establishments
                         of TRW and its suppliers located in the
                         United States.










[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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1.2 PRIORITY: In case of any inconsistencies between this Agreement and any of the Exhibits, the text of this Agreement shall prevail.


                                    ARTICLE 2
             SUBJECT MATTER OF SUPPLY; REQUIREMENTS; USE OF PRODUCTS

     2.1 SUPPLY: TRW hereby agrees to sell to Buyer and Buyer hereby agrees to buy from TRW, on and subject to the terms and conditions contained in this Agreement, the Products listed in Exhibit 1A.

     2.2 REQUIREMENTS: Buyer shall buy from TRW no less than the annual minimum quantities of Products set forth in Exhibit 1B, and TRW agrees to sell Buyer up to and including annual maximum quantities of Products set forth in such Exhibit; provided however, to the extent that Buyer wishes to purchase more than the annual maximum quantities of the Products as provided in Exhibit 1B, TRW may, but is under no obligation to, provide Buyer such excess quantities.

     2.3 USE OF PRODUCTS: Buyer can use, sell and/or market the Products only in applications that are intended, by Buyer and/or by Buyer's customer, for "terrestrial applications." For the purpose of this Agreement, "terrestrial applications" shall mean applications located up to, and including, one hundred-thousand (100,000) feet above the surface of the earth. Buyer can only use or sell the Products as a component in a microwave or millimeter wave module or outdoor unit; resale of the Products when not incorporated in a transceiver module or outdoor unit is prohibited without the prior written consent of TRW.

                                    ARTICLE 3
                             EFFECTIVE DATE AND TERM

     This Agreement shall be effective and binding on the parties as of the Effective Date and shall remain in force and effect until March 31, 2003, unless the parties hereto choose to extend the term of this Agreement (the period between the Effective Date and the termination of this Agreement shall be hereinafter referred to as the "Term").

                                    ARTICLE 4
                              CONTRACT PRICE, TAXES
                  TRANSPORTATION, EXPENSES AND CHARGES, ORDERS

     4.1 PRICE: Buyer shall pay TRW for the performance of TRW's obligations hereunder, the prices for Products stated in Exhibit 1B in accordance with the provisions of Article 5. The aforementioned price is hereinafter referred to as the "Contract Price."

     4.2 TAXES: All taxes (excluding income, but including stamp, withholding, value added and turnover taxes), duties, fees, charges, or assessments of any nature levied by any governmental authority in connection with this transaction, whether levied against Buyer or TRW, or employees of TRW as a result of Products provided by TRW under this Agreement, shall be for Buyer's account and shall be paid directly by Buyer to the governmental authority concerned. If TRW is required by law or otherwise to pay any such levy and/or fines, penalties, or assessments in the first instance, or as a result of Buyer's failure to comply with any applicable laws or regulations governing the payment of such levies by Buyer, as TRW's exclusive remedy for claims under this Section 4.2, the amount of any payments so made by TRW shall be reimbursed by Buyer to TRW upon submission of TRW's invoices and written documentation justifying TRW's invoices.

     4.3 TRANSPORTATION EXPENSES: TRW shall pay for all expenses of handling, freight, in-transit insurance, and other transportation expenses including, without limiting the foregoing, all packing and special handling charges for air shipment incurred in connection with the delivery of Products from the TRW Plant to the Site.

     4.4 ORDERS: For its convenience, Buyer shall use forms to order Products or to specify subsequent changes to Products which reference this Agreement and specify the desired delivery date or dates for Products ("Orders"). Any such order form shall not contain any preprinted or written terms and conditions, and, to the extent that it does, Buyer and TRW hereby agree that such terms and conditions of sale shall have not be binding on the parties and that only the terms and conditions contained in this Agreement shall govern any sale between the parties regarding the Products.

     4.5 ACCEPTANCE OF ORDERS: TRW shall use reasonable commercial efforts efforts to accept and supply all Orders for Products which Buyer submits hereunder, and unless otherwise agreed, TRW shall deliver Products so ordered on or before the delivery dates or during the performance periods specified in each Order. All preprinted terms and conditions contained in any Order are superseded by the terms and conditions of this Agreement. Notwithstanding the foregoing, TRW shall have no obligation to accept and shall not be deemed to have accepted, unless signed by TRW, any Order (i) for any Products not listed in Exhibit 1A hereto or revisions thereof; (ii) for any quantity of Products in excess of the annual maximum quantities specified in Exhibit 1B hereto or revisions thereof; or (iii) that specifies a delivery date which is less than sixteen (16) weeks from the date of such Order; provided, however, that Buyer may designate up to eight (8) lots per calendar year as "Hot Lots", which will be delivered within [*] of the Order date and which cannot exceed [*] per lot. Such Hot Lots shall be charged a [*] as further described in Exhibit 1B.

     4.6 ORDER PROCEDURE: TRW shall give Buyer written notice of its acceptance or rejection of any Order within ten (10) working days after receipt of such Order. If TRW rejects any such Order, it shall specify in such notice the reasons for rejection.

     4.7 SALES FORECASTS: Buyer shall submit to TRW on the Effective Date and thereafter at thirty (30) days before the start of each calendar quarter during the term hereof a written forecast of its best estimate of its requirements for Products during the next four (4) calendar

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

quarters. Such forecast shall list separately for each quarter during the period covered by the forecast the amount of Products which Buyer expects to require during such quarter. The parties agree and acknowledge that such forecasts are only best estimates and, subject to Article 2 hereof, may be altered, exceeded or reduced as Buyer, in its sole discretion, deems appropriate. Such alteration of sales forecasts shall not relieve TRW or Buyer from their respective supply or purchase requirements and obligations as set forth in Article 2 without written amendment of this Agreement.

                                    ARTICLE 5
                                     PAYMENT

     Payment for Products shall be net thirty (30) days after receipt of TRW's invoice. Payment of other charges, if any, provided for in this Agreement shall be due and payable within thirty (30) days after receipt of TRW's invoice therefor. TRW's electronic funds transfer account is as follows:

                            Bank of America
                            1850 Gateway Boulevard
                            Concord, California 92520
                            Telex - MCI #67652
                            ABA 121000358
                            TRW Account #06005-04132

                                    ARTICLE 6
              SHIPMENT, TITLE, AND RISK OF LOSS; EXPORT OF PRODUCTS

     6.1 DELIVERY OF PRODUCTS: TRW shall place Products in the possession of the carrier at a time and date reasonably calculated to effect delivery to Buyer on or before the date or dates specified in each Order therefor for delivery to Buyer, F.O.B. TRW Plant, to the Site specified in Exhibit 1B. TRW shall arrange for shipment of Products by common carrier to the Site.

     6.2 PROTECTION AND PACKING OF THE PRODUCTS: TRW shall arrange to have all Products suitably packaged in accordance with good commercial practices. Unless otherwise provided, all packing containers used by TRW shall be non-returnable.

     6.3 RISK OF LOSS AND TITLE: Title and risk of loss for Products shall pass to Buyer on delivery to the carrier at the TRW Plant, notwithstanding any provisions for payment of freight or insurance by TRW, or the form of shipping documents, or the breach or default by TRW at the time of loss. Title and risk of loss of Products sent to TRW for adjustment shall remain with Buyer until such are received by TRW.

     6.4 SHIPPING DOCUMENTS: After Products have been shipped, TRW shall deliver to Buyer one (1) copy of the signed Bill of Lading.

     6.5 EXPORT OF PRODUCTS: All sales hereunder shall at all times be subject to the export control laws and regulations of the United States government and any amendments thereto. Buyer agrees that it shall not make any disposition, by way of transshipment, reexport, diversion or otherwise, except as such laws and regulations may expressly permit, of Products, other than in and to the ultimate country of destination specified in this Agreement or any Order placed hereunder. Buyer agrees that it shall not knowingly sell, transfer, or deliver, directly or indirectly, any part or portion of the Products or related documentation supplied by TRW pursuant to this Agreement to any person or organization in any country where such sale, transfer, or delivery by Buyer would be prohibited by law or regulation now or hereafter in effect which imposes any restrictions on United States trade with foreign countries.

                                    ARTICLE 7
                                    WARRANTY

     7.1 WARRANTY:

          (A) TRW warrants that each Product shall be free from defect arising from materials, manufacture and/or workmanship for a period of [*] after delivery to Buyer. TRW shall, at its option, repair each defective Product or replace each defective Product with a similar Product, in all cases free from defect without charge and with reasonable promptness; provided that Buyer promptly gives TRW notice thereof and the defect is of a type specified in Attachment C, Document D19715. Visual workmanship criteria for commercial GaAs IC's is contained in Attachment C, Document D19715. [*] TRW shall make all repairs or replacements at TRW's factory. TRW shall return replacements for defective Products to the Buyer at the place where the defective Product was located when shipped to TRW and shall prepay at its sole expense all freight and insurance of such return shipment. All defective Products which are replaced by TRW as herein provided shall become the property of TRW when the replacement occurs. The warranty specified in this Section 7.1 does not extend (i) to Products which fail or are damaged due to use or storage by the Buyer in a manner or environment not conforming to TRW's published instructions and specifications in effect at the time such Products are delivered to the Buyer; or (ii) to Products which are modified by the Buyer or any person other than TRW.

          (B) TRW warrants that title to all Products delivered to the Buyer hereunder will be free and clear of all liens, encumbrances, security interests and other restrictions.

          7.2 EXCLUSION: OTHER THAN THE WARRANTIES SET FORTH IN SECTION 7.1 HEREOF, TRW DOES NOT MAKE ANY WARRANTY, GUARANTEE OR MAKE ANY REPRESENTATIONS, EITHER EXPRESS OR IMPLIED, INCLUDING MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, WHETHER ARISING BY LAW, CUSTOM, CONDUCT OR USAGE OF TRADE, AND THE RIGHTS AND REMEDIES PROVIDED HEREIN ARE EXCLUSIVE AND IN LIEU OF ANY OTHER

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

RIGHT OR REMEDIES.

                                    ARTICLE 8
                                     DELAYS

     8.1 FORCE MAJEURE: No failure or omission on the part of either party to carry out or observe any of the terms or provisions of this Agreement or any Order hereunder (except the payment of money) shall be deemed a breach of this Agreement or such Order if same shall arise or result from FORCE MAJEURE or from any cause reasonably beyond the control of Buyer or TRW, as the case may be, including but without limitation, acts of God, acts (including delay or failure to act) of any governmental authority (DE JURE or DE FACTO), war (declared or undeclared) riot, revolution, fires, labor disputes, sabotage or epidemics. Should such delay occur, the date or dates of performance by the affected party shall be extended for a period equal to the number of days during which performance is so delayed. The affected party shall give the other party written notice of such delay within five (5) working days after identification of the delay.

     8.2 TRW DELAYS: If at any time TRW discovers that is unable (whether for reasons set out in Section 9.1 or otherwise) to deliver any Products to Buyer on the scheduled delivery date, TRW shall give Buyer written notice within ten (10) days of such discovery, which notice shall specify the delivery date on which TRW shall be able to deliver such Products to Buyer. If the delivery date proposed by TRW is more than forty-five (45) days after the scheduled delivery date, Buyer shall have the right, without liability, to cancel (in whole or in part) its Order for such Products, by giving TRW notice of cancellation within ten (10) days of receipt of TRW's notification of delay. To the extent that there are TRW delays (as described in Section 8.2 hereof) or TRW resulting delays as described in Section 8.1 hereof, there shall be made equitable adjustments to the purchasing and pricing provisions hereof.

                                    ARTICLE 9
                            TRANSFERS AND ASSIGNMENTS

     9.1 TRANSFER: Neither party shall, without the consent in writing of the other party, which shall not be unreasonably withheld, assign or transfer this Agreement or the benefits or obligations thereof or any part thereof to any other person other than a subsidiary wholly owned by such party; provided that this shall not affect any right of either party to assign, either absolutely or by way of charge, any moneys due or to become due to it or which may become payable to it under this Agreement; further provided, that no consent shall be necessary to the extent that either party is acquired by merger or other acquisition or either party sells all or substantially all of its assets to a third party.

     9.2 RELEASE OF OBLIGATIONS: No assignment or transfer of any right or duty hereunder by either party shall constitute a novation or otherwise release or relieve such party of its obligations hereunder.

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                                   ARTICLE 10
                                     DEFAULT

     10.1 EVENT OF DEFAULT: An Event of Default on the part of either party shall exist under this Agreement if:

          (a) Such party fails to pay the other party any amount required to be paid hereunder when due and payable and such payment default goes uncured for thirty (30) days after delivery of written notice of late payment; or

          (b) Such party fails to perform its minimum purchase or supply obligations (as the case may be hereunder) specified in Section 2.2 hereof during any calendar year during the term hereof, or otherwise fails to perform any other material obligation required to be performed by it under any provision of this Agreement within thirty (30) days after the time specified or within thirty (30) days after written notice from the other party that such performance has become due; provided, however, Buyer shall have no right to terminate this Agreement for TRW's default so long as corrective action is being diligently pursued by TRW in a manner that demonstrates that TRW's obligations hereunder shall be completed in sufficient time to allow Buyer to reasonably meet its end-use requirements for Products without incurring additional costs or penalties (as reasonably determined by Buyer), and TRW discloses to Buyer in writing such corrective action(s).

     10.2 REMEDIES AVAILABLE FOR DEFAULT: Subject to other provisions hereof which expressly limit the remedies available hereunder, if an Event of Default as defined in Section 10.1 exists on the part of either party, then the other party may terminate this Agreement upon giving written notice of termination and pursue any other remedies available at law or in equity.

                                   ARTICLE 11
                             LIMITATION OF LIABILITY

     11.1 LIMITATION OF LIABILITY: TRW's liability on any claim of any kind (excluding bodily injury or death), whether based on contract, warranty, tort (including negligence), strict liability or otherwise, for any loss or damage arising out of, connected with, or resulting from this order, or from the performance or breach thereof, or from all Products covered by or furnished under this Agreement or any Order thereunder, shall in no case exceed the price of the specific individual Product which gives rise to the claim.

     11.2 DAMAGES: In no event shall either party be liable for any special, indirect, incidental or consequential damages, however caused, whether by such party's sole or concurrent negligence or otherwise, including but not limited to costs and expenses incurred in connection with labor, overhead, transportation, installation, or removal of Products or substitute facilities or supply sources.

                                   ARTICLE 12
                                     NOTICES

     All notices, requests, consents, and other communications required or permitted to be given under this Agreement must be in writing and mailed by registered or certified mail to the other party at its respective business address as follows:

If to TRW:                 TRW Inc., Space and Electronics Group
                           Telecommunciation Programs Division
                           One Space Park
                           Redondo Beach, California 90278

                           Attention:       Diane Daegele
                           Phone:           (310) 813-7701
                           FAX:             (310) 812-7011

If to Buyer:               Endwave Corporation
                           321 Soquel Way
                           Sunnyvale, CA 94086

                           Attention:       President
                           Phone:           (408) 737-7300
                           Fax:             (408) 737-6794

                                   ARTICLE 13
                            CONTRACT CHANGE PROCEDURE

     13.1 CHANGES: Any changes to this Agreement after the Effective Date which relate to: (i) the deletion of Products; (ii) adding additional Products; (iii) changing or modifying Products; or (iv) making other changes which do not materially alter the scope of this Agreement shall be made in accordance with the procedures set forth in this Article 13.

     13.2 CONTRACT CHANGES: On an annual basis, the parties shall revisit the minimum and maximum quantity commitments and pricing of the Products, as well as the quantity of Hot Lots permitted hereunder. Based on changes in Buyer's contracts and production forecasts, the parties may, but shall not be obligated to, negotiate changes to the production commitments.

     13.3 CONTRACT CHANGE NOTICE: If the parties decide to implement a change request, a standard form Contract Change Notice ("CCN") shall describe the change. Execution of a CCN by both parties shall constitute a modification hereof and shall be binding on both parties hereto.

     13.4 EXCEPTION: Substitutions relative to Products which are purchased items not manufactured by TRW may be made by TRW without the consent of Buyer if such substitutes are of like quality and are available at the same or lower cost to Buyer.

                                   ARTICLE 14
                              INTELLECTUAL PROPERTY

     14.1 PROPRIETARY INFORMATION. For the purpose of this Agreement:

          (a) "Proprietary Information" shall mean all drawings, documents, ideas, know-how and other information supplied by one party to another (whether disclosed orally, or in documentary form, by demonstration or otherwise) for the purpose of achieving the objectives of this Agreement.

          (b) "Proper Use" shall mean use of the Proprietary Information solely by the recipient for the objectives of this Agreement.

     14.2 NONDISCLOSURE. All Proprietary Information furnished shall remain the property of the disclosing party and shall be treated by the recipient in strict confidence, shall not be used except for Proper Use, shall be disclosed by the recipient only to persons within the recipient's company (including companies directly or indirectly more than fifty percent (50%) owned or controlled by the recipient) who are directly concerned in the Proper Use, and shall not be disclosed to consultants or by the recipient to any other party without the disclosing party's prior written consent, except for Proprietary Information that was:

          (a) In the public domain at the time it was disclosed; or

          (b) Known to the recipient without restriction at the time of receipt; or

          (c) Published or becomes available to others without restriction through no act or failure to act on the part of the recipient; or

          (d) Known to the recipient from a source other than the disclosing party without breach of this Agreement by the recipient; or

          (e) Subsequently designated by the disclosing party in writing as no longer proprietary; or

          (f) Independently developed by the recipient without reference to the Proprietary Information; or

          (h) Disclosed after five (5) years from the date of delivery by the disclosing party to the recipient, which five (5) year period shall survive the termination of this Agreement; provided, however, that if Buyer, as a result of an agreement with a customer, requires a longer nondisclosure period, the parties shall agree to such longer nondisclosure periods with regard to Proprietary Information applicable to such customer's contract.

If any portion of Proprietary Information falls within any one of these exceptions, the remainder shall continue to be subject to the foregoing prohibitions and restrictions. The recipient of Proprietary Information shall inform its employees of the confidential nature of the Proprietary Information and shall prohibit them from making copies of any of it except where such copies are necessary for the purposes of Proper Use, unless agreed upon by the disclosing party. The recipient of Proprietary Information shall exercise the same degree of care in protecting such Proprietary Information as it takes to preserve and safeguard its own proprietary information, and in no event less than a degree of care a reasonable recipient would use to protect its own proprietary information.

     14.3 MARKING. Proprietary Information made available in written form by one party to the other party shall be marked with the legend:

                       "ENDWAVE PROPRIETARY INFORMATION"
          or -         "TRW PROPRIETARY INFORMATION"

as the case may be, or an equivalent conspicuous legend. No sheet or page of any written material shall be so labeled which is not, in good faith, believed by the disclosing party to contain Proprietary Information. A recipient of Proprietary Information hereunder shall have no obligation with respect to any portion of any written material which is not so labeled or any information received orally unless it is identified as proprietary and a written summary of such oral communication, specifically identifying the items of Proprietary Information, is furnished to the recipient within thirty (30) days of such disclosure.

          The individuals identified below are the only persons authorized to receive Proprietary Information on behalf of the parties:

               For Buyer:     Ed Keible, Don Dodson,  Julie Biagini, John
                              Mikulsky

               For TRW:       Dwight Streit, Diane Daegele, Maureen Miller

By written notice to the other parties, these representatives may be replaced by another person from the same party.

     14.4 COMPENSATION. The parties shall not be obligated to compensate each other for the transfer of any Proprietary Information under this Agreement and agree that no warranties of any kind are given with respect to such Proprietary Information or any use thereof. No license is hereby granted under any patent, trademark or copyrights with respect to any Proprietary Information.

     14.5 SURVIVAL. The obligations of the parties concerning confidentiality set forth in this Article 14 shall survive termination or completion of this Agreement.

     14.6 OWNERSHIP OF MASKSETS: TRW shall retain sole possession of any and all glass plates utilized for photolithographic semiconductor processing of MMIC (as defined in Section 14.7 below) designs ("Masksets") developed or procured by TRW under this Agreement.

     14.7 OWNERSHIP OF MIMIC DESIGNS: TRW shall retain sole ownership rights to its solely developed designs for monolithic microwave integrated circuit ("MMIC") designs. TRW shall also retain sole ownership rights to individual circuit elements, design libraries, design rule manuals, circuit elements and MIMIC fabrication processes for all MMIC designs. Buyer shall retain sole ownership rights to its solely developed designs for MMIC designs.

                                   ARTICLE 15
                                 INDEMNIFICATION

     15.1 INDEMNIFICATION BY TRW: In the event any Products to be furnished under this Agreement are not to be made in accordance with drawings, samples, or manufacturing specifications designated by Buyer, but rather are the design of TRW, TRW agrees that it shall, at its own expense and at its option, defend or settle any claim, suit, or proceeding brought against Buyer, based on an allegation that the Products furnished under this Agreement constitute a direct or a contributory infringement of any claim of any patent, mask work, copyright or any other intellectual property right. This obligation shall be effective only if Buyer shall have made all payments then due and if TRW is notified of said allegation promptly in writing and given authority, information, and assistance for the settlement or defense of said claim, suit, or proceedings. TRW shall pay all damages and costs assessed in such suit or proceedings. In the event of a final adjudication by a court of competent jurisdiction that its Products or any part thereof infringes or violates any third party intellectual property right or if the use or sale thereof is enjoined, or if the provisions of any negotiated settlement agreement prohibit the use of the Products, TRW shall at its sole option and its own expense, either:

     (1) Procure for Buyer the right to continue using the Product; or

     (2) Replace the Products with substantially equivalent non-infringing Products; or

     (3) Modify the Products so they become non-infringing but substantiallyequivalent; or

     (4)       To the extent that the options set forth in Clauses (1), (2) and
          (3) are not reasonably available, terminate the Buyer's right to use the Product and return to the Buyer a pro-rata portion of the price originally paid by Buyer to TRW represented by the remaining useful life of the Product as a percentage of the total useful life.

The foregoing indemnity does not apply to the following:

     (1) Infringement by a combination of Products furnished under this Agreement with other products not furnished hereunder unless TRW is a contributory infringer;

     (2) Infringement resulting from changes or modifications made to or from the Products by the Buyer; and (3) Any settlements of a claim, suit, or proceeding made without TRW's written consent.

The foregoing states the entire liability of Seller with respect to infringement or violation of third party intellectual property rights in connection with Products furnished under this Agreement.

     15.2 INDEMNIFICATION BY BUYER: In the event any Products to be furnished under this Agreement are to be made in accordance with drawings, samples, or manufacturing specifications designated by Buyer and are not the design of TRW, Buyer agrees to defend, indemnify and hold TRW harmless to the same extent and subject to the same requirements as set forth in TRW's indemnification of Buyer as set forth in Section 15.1 above.

                                   ARTICLE 16
                                  MISCELLANEOUS

     16.1 HEADINGS: The headings and titles to the articles, sections, and paragraphs of this Agreement are inserted for convenience only and shall not be deemed a part hereof or affect the construction or interpretation of any provision hereof.

     16.2 REMEDIES: Unless otherwise expressly provided herein, the rights and remedies hereunder are in addition to, and not in limitation of, other rights and remedies under the Agreement, at law or in equity, and exercise of one right or remedy shall not be deemed a waiver of any other right or remedy.

     16.3 MODIFICATION AND WAIVER: No cancellation, modification, amendment, deletion, addition, or other change in the Agreement or any provision hereof, or waiver of any right or remedy herein provided, shall be effective for any purpose unless specifically set forth in a writing signed by the party to be bound thereby. No waiver of any right or remedy in respect of any occurrence or event on one occasion shall be deemed a waiver of such right or remedy in respect of such occurrence or event on any other occasion.

     16.4 ENTIRE AGREEMENT: This Agreement supersedes all other agreements, oral or written, heretofore made with respect to the subject hereof, and the transactions contemplated hereby and contains the entire agreement of the parties.

     16.5 SEVERABILITY: Any provision hereof prohibited by or unlawful or unenforceable under any applicable law of any jurisdiction shall as to such jurisdiction be ineffective without affecting any other provision of the Agreement. To the full extent, however, that the provisions of such applicable law may be waived, they are hereby waived, to the end that the Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms.

     16.6 CONTROLLING LAW: All questions concerning the validity and operation of this Agreement and the performance of the obligations imposed upon the parties hereunder shall be governed by the laws of the State of California applicable to contracts entered into and wholly to be performed in such jurisdiction.

     16.7 SUCCESSORS AND ASSIGNS: The provisions of this Agreement shall be binding upon and for the benefit of TRW and Buyer and their respective successors and assigns. This provision shall not be deemed to expand or otherwise affect the limitation on assignment and transfers set forth in Article 9 and no party is intended to or shall have any right or interest under this Agreement, except, as provided in Article 9.

     16.8 COUNTERPARTS: This Agreement has been executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts together shall constitute but one and the same instrument.

     16.9 LANGUAGE: If a translation of this Agreement is required or otherwise made, the English version shall be the official version and shall control in the event of differences. All communications relating to this Agreement shall be in English.

     16.10 NON-SOLICITATION OF EMPLOYEES: During the Term and for a period of one year after the end of the Term, neither Buyer nor any agent of Buyer shall solicit for hire, or hire as a result of such solicitation any employee of TRW, except with TRW's express written permission. The terms "solicit" and "solicitation" shall not include any general solicitation not specifically directed to TRW's employees.

     16.11 MMIC DESIGN TRAINING: At one time only during the term of this Agreement, upon reasonable notice and at a reasonable time mutually agreed upon between the parties, TRW will provide, free of charge to Buyer, TRW's standard two day training course designed to initiate circuit design engineers to TRW's circuit design process. A maximum of ten Buyer personnel can attend such session. All travel and room and board expenses of Buyer personnel shall be borne by Buyer. As part of this training program, TRW will provide Buyer one set of its standard design tool software (including design rule check run set, design rule book and layout element library).

     IN WITNESS WHEREOF, the parties have executed this Agreement in English as of the date and year first set forth above.

                                   ENDWAVE CORPORATION


                                   By: /s/ EDWARD A. KEIBLE, JR.
                                      -------------------------------------
                                      President and Chief Executive Officer

                                   TRW INC.
                                   Space and Electronics Group

                                   By: /s/ WESLEY G. BUSH
                                      -------------------------------------
                                      Vice President

                                   EXHIBIT 1A

                                LIST OF PRODUCTS


1. 3" equivalent GaAs wafers, for applications from 15-65 GHz utilizing the following process technologies:
         pHEMT 0.15 micron
         pHEMT 0.10 micron
         HBT 2 micron
         HBT 1 micron

Standard wafer processing with die thickness of .004" will be utilized. Wafers will be screened via standard Process Control Monitors ("PCM"). All PCM good wafers will be delivered to Buyer and Buyer will accept delivery.

2. Initial wafer quantities to be purchased exist as consigned chips in the TRW Milliwave stock room and will be converted to equivalent wafers for pricing purposes per Attachments A (chip to wafer equivalent conversion table), B (wafer processing price matrix) and C (wafer test price matrix).

3. TRW GaAs Telecom Standard Products Chips. Various Standard Product Chips available from the Standard Products Catalog may be purchased in small quantities, i.e., quantities requiring fewer chips than one wafer lot yields.

4. [*]


[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   EXHIBIT 1B

         PRICE, QUANTITY COMMITMENTS, DELIVERY SCHEDULE AND BUYER'S SITE

A.   PRICE :
     Wafer processing pricing per the Attachment B: Wafer Processing Price Matrix Wafer test pricing per Attachment C: Wafer Test Price Matrix. Standard Product Chip pricing - [*]

B.   QUANTITY PURCHASE COMMITMENTS:
     On a [*] If on a quarterly basis, Buyer purchases the quantities in Attachment D, [*] the pricing schedule in Attachment B, Section: Volume Pricing will apply.

C. MAXIMUM SUPPLY COMMITMENT: TRW to supply the Maximum wafer quantities in Attachment D, Section : Maximum Supply Commitment. [*]

D.   MINIMUM ORDER QUANTITY: [*]

E. DELIVERY SCHEDULE : Delivery commitment is [*] which will be delivered in [*]


[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

F.   SITE

     321 Soquel Way
     Sunnyvale, CA 94086

     Or

     6425-C Capital Avenue
     Diamond Springs, CA 95619

                  ATTACHMENT A: CHIP TO WAFER CONVERSION MATRIX

Chip Type      Frequency      Size      Process        Chips/         Yielded
                              mm^2                     Wafer         Chips/Wafer

   [*]            [*]          [*]        [*]           [*]             [*]

NOTE: [*]

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ATTACHMENT B: WAFER PROCESSING PRICE MATRIX

     Section: [*]($/wafer)

                            3 Inch Equivalent Wafers

                    2000              2001              2002

                    [*]               [*]                [*]

     Section: [*]($/wafer)

                            3 Inch Equivalent Wafers

                    2000              2001              2002

                    [*]               [*]                [*]

[*]

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

              ATTACHMENT C:  WAFER TEST PRICE MATRIX ($/WAFER)

                      2000                  2001                2002
 Test Metric          Price                 Price               Price
-------------        -------               -------             -------

    [*]                [*]                   [*]                 [*]



The Test Metric is caluculated as follows

[*]
[*]


[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ATTACHMENT D: WAFER PURCHASE COMMITMENT

Section: [*](3 inch equivalent wafers)

                    2000              2001              2002
                    [*]               [*]               [*]


Section: [*]

                    2000              2001              2002
                   ------            ------            ------
                    [*]               [*]               [*]

Section: Maximum Supply Commitment

                    2000              2001              2002

                    [*]               [*]                [*]

[*]

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.